UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2009

WHISPERING OAKS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Texas	0-26947	75-2742601

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7080 River Road, Suite 215 Richmond, British Columbia, Canada	V6X 1X5

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (866) 884-8669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities.

          On September 10, 2009, we sold Units consisting in the aggregate of 6,428,578 of our shares of Common Stock and $450,000 principal amount of our Promissory Notes (the “Notes”) to seventeen investors. The Notes bear interest at a rate of 10% per annum and both principal and interest are due on August 31, 2010. However, if we sell at least $3 million of our equity securities prior to August 31, 2010, then we must prepay the Notes from the proceeds of such sale.

          We sold these units for $450,000 and after payment of a $55,500 commission to the placement agent, we received net proceeds of $394,500.

          The sale of the securities was exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Sections 4(2) and 4(6), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Act.

Item 9.01: Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Final Form of the Bridge Unit Purchase and Investor Subscription Agreement dated September 10, 2009.

10.2	Final Form of Promissory Note

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whispering Oaks International, Inc.

Dated: September 11, 2009	By:	/s/ Dr. Ricardo Moro

Dr. Ricardo Moro,
President